EXHIBIT 21
                            PUBLIX SUPER MARKETS, INC.

                           Subsidiaries of the Company





Publix Alabama, LLC  (filed in Alabama)

PublixDirect, LLC  (filed in Florida)

Publix Asset Management Company  (filed in Florida)